Exhibit 10.1
Veeva Systems Inc.

September 30, 2022
Frederic Lequient

Dear Fred,
This letter is to document the revised employment arrangement agreed between you and Veeva Systems Inc. (the “Company”) following your transition from SVP of Global Customer Services of the Company. The terms of your new role are as follows:
1.Position. Your title will be Advisor and you will report to the Doug Ostler. This is a part-time position. You will begin this role effective October 2, 2022. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.
2.Compensation. The Company will pay you a salary at the rate of $40,000 per year, payable in accordance with the Company’s standard payroll schedule. Your current equity compensation will vest at 10% of the vesting rate in effect prior to October 2, 2022. You agree that each grant agreement you entered into with the Company is hereby amended to reflect the vesting scheduled listed on Exhibit A and will be represented in the Company’s equity system with a new grant number as also listed on Exhibit A. Any stock option awards that have already vested shares are not included in Exhibit A. No new equity awards will be made. Your compensation, as described above, will be subject to adjustment pursuant to the Company’s policies, which may change from time to time.
3.Employee Benefits. In your role as Advisor, you will be eligible to participate in a limited number of Company-sponsored benefits as separately communicated to you.
4.Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).
5.Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.
6.Interpretation, Amendment and Enforcement. This letter agreement, your existing equity grant agreements as amended by Exhibit A, and your existing Proprietary Information and Inventions Agreement constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Alameda County, California in connection with any Dispute or any claim related to any Dispute.

* * * * *

Very truly yours,

Josh Faddis
Veeva Systems Inc.

By: /s/ Josh Faddis
Title: Sr. Vice President, General Counsel

I have read and I accept this revision to my employment arrangement and amendments to my equity grant agreements:

By: /s/ Frederic Lequient

Dated: September 30, 2022

Exhibit A

Original Grant Number	New Grant Number	Share Type	Vest Date	Shares Vesting
8379	A008379	ISO	4/1/2022	576
			5/27/2023	240
			5/27/2024	57
			5/27/2025	57
			5/27/2026	57
			5/27/2027	57
			5/27/2028	57
			5/27/2029	57
15045	A015045	ISO	5/27/2025	74
			5/27/2026	36
			5/27/2027	36
			5/27/2028	36
			5/27/2029	36
			5/27/2030	36
17207	A017207	ISO	5/27/2026	86
			5/27/2027	48
			5/27/2028	48
			5/27/2029	48
			5/27/2030	48
			5/27/2031	48
N008379	AN008379	NQSO	4/1/2021	4,545
			4/1/2022	3,969
			5/27/2023	1,660
			5/27/2024	396
			5/27/2025	396
			5/27/2026	396
			5/27/2027	396
			5/27/2028	396
			5/27/2029	396

N015045	AN015045	NQSO	4/1/2022	2869
			5/27/2023	1200
			5/27/2024	286
			5/27/2025	250
			5/27/2026	286
			5/27/2027	286
			5/27/2028	286
			5/27/2029	286
			5/27/2030	286
N017207	AN017207	NQSO	5/27/2023	1,967
			5/27/2024	470
			5/27/2025	470
			5/27/2026	422
			5/27/2027	470
			5/27/2028	470
			5/27/2029	470
			5/27/2030	470
			5/27/2031	470

Original Grant Number	New Grant Number	Share Type	Vest Date	Shares Vesting
RU014429	AU014429	RSU	08/27/2022	1,177
			11/27/2022	860
			02/27/2023	117
			05/27/2023	117
			08/27/2023	117
			11/27/2023	117
			02/27/2024	117
			05/27/2024	117
			08/27/2024	117
			11/27/2024	117
			02/27/2025	117
			05/27/2025	117
			08/27/2025	117
			11/27/2025	117
			02/27/2026	117
			05/27/2026	117
			08/27/2026	117
			11/27/2026	117
			02/27/2027	117
			05/27/2027	117
			08/27/2027	117
			11/27/2027	117
			02/27/2028	117
			05/27/2028	117
			08/27/2028	95

*Shares vesting on the Vest Date are subject to the service provider’s continuous service to the Company.

**If your part-time employment status does not change, equity grants will be forfeited as follows:
(i) Grant # 019278, 481 options on October 3, 2022
(ii) Grant # 008379, 570 options on April 13, 2030
(iii) Grant # 015045, 108 options on April 14, 2031
(iv) Grant # 017207, 155 options on April 5, 2032
(v) Grant # N019278, 9,519 options on October 3, 2022
(vi) Grant # N008379, 3,902 options on April 13, 2030
(vii) Grant # N015045, 5,078 options on April 14, 2031
(viii) Grant # N017207, 12,664 options on April 5, 2032
(ix) Award # RU016512, 5,000 shares on October 3, 2022

This Exhibit A anticipates you working part-time indefinitely. However, upon your official return to full-time status or a change in your part-time status (i.e., working greater than 10%) your vesting schedule will be adjusted accordingly for the remaining unvested equity grants.